Exhibit 1.01

Exhibit 1.01

SLEEP NUMBER CORPORATION
CONFLICT MINERALS REPORT
FOR THE REPORTING PERIOD
ENDED DECEMBER 31, 2022

This is the Conflict Minerals Report (“Report”) for Sleep Number Corporation (“Sleep Number” or the “Company,” “we,” “us,” or “our”) for the reporting period from January 1 through December 31, 2022 and is presented in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”).

The Democratic Republic of the Congo (“DRC”) and adjoining countries have reserves of the minerals tin, tantalum, tungsten, and gold (collectively known as “3TG”). 3TG minerals are commonly used in manufacturing many consumer products. 3TG minerals are occasionally sourced and traded illegally in the eastern DRC and adjoining countries (collectively, “Covered Countries”) by armed groups also responsible for committing human rights violations.

The Securities and Exchange Commission (“SEC”) adopted the Rule to implement conflict minerals reporting and disclosure requirements set forth in Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”). Section 1502 requires SEC registrants to disclose whether their manufactured products contain conflict minerals that are necessary to the functionality or production of their products. The minerals subject to the SEC’s disclosure requirements are cassiterite (tin), columbite-tantalite (tantalum), gold, wolframite (tungsten), and their derivatives, which, in the case of cassiterite, columbite-tantalite, gold, and wolframite, are limited to 3TG (“Conflict Minerals”). Sleep Number files this Conflict Minerals Report pursuant to the Rule and Section 1502 of Dodd-Frank.

In accordance with the requirements of the Rule, Sleep Number’s Conflict Minerals Task Force, a cross-functional team of subject matter experts from relevant functional areas of the Company including sourcing, legal, and product compliance (“Task Force”), performed a Reasonable Country of Origin Inquiry (“RCOI”) designed to determine if any 3TG necessary to the functionality and production of our products may have originated in the Covered Countries. We surveyed all active suppliers and asked those who indicated the presence of 3TG in their products to complete the Conflict Minerals Reporting Template (“CMRT”) created by the Responsible Minerals Initiative of the Responsible Business Alliance (“RMI”). The Task Force engaged Supply Chain team members responsible for managing Sleep Number’s relationship with said direct suppliers to send the CMRTs. The Task Force then reviewed supplier CMRT responses for accuracy and completeness and, where necessary, contacted suppliers for clarification about their respective responses. Thirteen direct suppliers indicated the presence of 3TG in products supplied to Sleep Number. Eight of the thirteen suppliers reported that the 3TG in the supplied products may have originated in Covered Countries, four reported that the 3TG in the supplied products did not originate in the Covered Countries, and one supplier reported that the origin, mines, or facilities used to produce the supplied 3TG is unknown.

1. Diligence

1.1 Design of Due Diligence

As a result of our RCOI, we determined that the 3TG contained in some of our products may have originated in one or more Covered Countries. We therefore engaged in due diligence regarding the sources and chain of custody of this 3TG in accordance with Rule 13p-1 of the Securities Exchange Act. We looked to the Organisation for Economic Co-operation and Development’s (“OECD”) framework and the 3rd Edition of its Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) throughout this process for guidance.

Step 1 – Company Management Systems

Conflict Minerals Policy
Sleep Number has adopted a Conflict Minerals Policy that has been made available to its suppliers and the public at https://www.sleepnumber.com/legal-notices. The website and information accessible through the link are not incorporated into this Report.

Internal Management Structure
Sleep Number has established an internal management process to support its supply chain due diligence efforts. We established the Task Force to implement our Conflict Minerals due diligence and compliance strategy. Task Force members brief management in their respective functions monthly during the due diligence process.

Supply Chain Controls and Transparency
Sleep Number expects its suppliers to source 3TG from ethical sub-tier suppliers and to adopt the RMI’s Responsible Minerals Assurance Process (“RMAP”) (formerly the Conflict Free Smelter Program) as a compliance standard. We require suppliers to annually certify whether the products they supply to Sleep Number in that calendar year contain 3TG and, if so, to provide written evidence documenting their due diligence efforts and source determinations. We centrally maintain all relevant documentation in an electronic format.

Supplier Engagement
Sleep Number is committed to ensuring conflict-free sourcing of metals through collaboration with suppliers by incorporating compliance expectations in new commercial contracts and written agreements. Suppliers are referred to Sleep Number’s Conflict Minerals Policy and are educated on an as-needed, ongoing basis about the requirements, methods, and importance of 3TG supply chain due diligence and disclosure.

Company Grievance Mechanism
Sleep Number has a Company-level grievance mechanism in place that may be used for reporting issues regarding Conflict Minerals sourcing.

Step 2 – Identify and Assess Risk in the Supply Chain

Sleep Number does not directly source 3TG from mines, smelters, or refiners, and is in most cases several production levels removed from them. We therefore rely on our direct suppliers to collect data about the presence and country of origin of any 3TG necessary to the functionality of any products supplied to us. We surveyed direct suppliers and evaluated their respective responses to determine the sufficiency, accuracy, and completeness of the information provided.

Step 3 – Design and Implement a Strategy to Respond to Identified Risks

Sleep Number’s Task Force provides regular reporting to management in their respective functional areas regarding Conflict Minerals due diligence and compliance strategy updates. The Task Force provides the necessary information for management to determine on a case-by-case basis whether Sleep Number continues to source from suppliers during mitigation of identified risks in its supply chain.

Step 4 – Carry Out an Independent Third-Party Audit of Refiner’s Due Diligence Practices

Sleep Number does not have direct relationships with 3TG smelters or refiners and, as such, we do not perform direct audits of the entities that provide our supply chain with 3TG. We, however, support and rely on industry efforts to influence smelters and refiners to get audited and certified through the RMI.

Step 5 – Report on Supply Chain Due Diligence

In accordance with the OECD Guidance and the Rule, this Report is available on our website at https://www.sleepnumber.com/legal-notices. The website and information accessible through the link are not incorporated into this Report.

1.2 Due Diligence Results

All of our active direct suppliers were asked to determine and disclose the presence of 3TG in materials manufactured for Sleep Number in 2022 by completing the CMRT and identifying smelter names and the 3TG’s source country. The Task Force engaged the Supply Chain team members responsible for managing Sleep Number’s relationship with said direct suppliers to send the CMRTs, a process enhancement which may have increased the number of responses received and improved the timeliness of said responses.

Thirteen direct suppliers in scope for this Report indicated the presence of 3TG in products supplied to Sleep Number. Eight of the thirteen suppliers reported that the 3TG in the supplied products may have originated in Covered Countries, four reported that the 3TG in the supplied products did not originate in the Covered Countries, and one supplier reported that the origin, mines, or facilities used to produce the supplied 3TG is unknown.

Despite our RCOI and continued diligence efforts, it is possible that the 3TG contained in some of our supplied products may have originated in one or more Covered Country due to the complexity and fluidity of our supply chain and the lack of information regarding certain sub-tier suppliers. We intend to further develop transparency into our supply chain by using our due diligence processes, driving accountability within the supply chain by implementing the industry standard RMAP, and continuing our supplier outreach efforts.

2. Product Descriptions

Sleep Number manufactures and contracts to manufacture various mattresses, adjustable bases, bedding, and sleep-related accessory products. Each product is made up of numerous components sourced from many suppliers which may contain 3TG. Specifically, 3TG is present in the following products and/or components: adjustable bases, batteries, electronic pumps, electric solenoids, heating/cooling engines, heating layers, light bulbs, power cords, printed circuit boards, remote controls, and electronic components of furniture and upholstered headboards (“Products”). As a result of the due diligence procedures described above, including the required RCOI, we cannot exclude the possibility that some of the 3TG used in the Products may have originated in a Covered Country. Our inquiry and diligence efforts are ongoing.

3. List of Smelters/Refiners

Sleep Number has made a reasonable, good faith effort to collect and assess information concerning 3TG smelters and refiners based on data provided by our suppliers. Please refer to Appendix A for a list of smelters or refiners reported by our suppliers that may supply 3TG utilized in our manufactured products.

4. Future Enhancement Measures

Sleep Number is committed to conducting business activities to the highest standards of ethics and social responsibility and providing our customers with ethically-sourced products. We support the goal of ending violence, human rights violations, and environmental devastation in the DRC and adjoining countries. As a result of our findings for this reporting year, we will continue to enhance our process, including our ability to identify, assess, and quickly mitigate any risk of the presence of 3TG sourced from Covered Countries in our products. We will also continue to require our suppliers to ethically source all materials used in our products. We intend to take the following actions to further refine and improve our 3TG due diligence efforts:

Enhancement Measures:
a. Investigate additional resources and potential tools to help the Task Force improve tracking, evaluating, and storing of supplier 3TG due diligence data.
b. Identify further external opportunities to enhance our due diligence processes including working with trade associations and other third parties to define and improve best practices.
c. Explore and discuss opportunities for best practices enhancements on a regularly scheduled basis.

Caution Concerning Forward-Looking Statements

This Report may contain or incorporate by reference certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in or incorporated by reference into this Report that are not statements of historical fact may be deemed to be forward-looking statements, including but not limited to, our ability to constructively work with our suppliers to achieve compliance, our ability to enter into new contracts that incorporate compliance expectations, our ability to maintain long-term relationships with our suppliers, and our ability to improve our due diligence process. We try to identify forward-looking statements in this Report and elsewhere by using words such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “potential,” “continue,” or the negative of these or similar terms. Our forward-looking statements speak only as of the date made and by their nature involve substantial risks and uncertainties.

APPENDIX A

The following tables reflect the smelters or refiners reported by our suppliers that may supply 3TG used in our manufactured products. Table 1 lists smelters or refiners that appear on the RMI’s Conformant Smelters & Refiners Lists as of May 1, 2023. Table 2 lists countries of origin reported by our suppliers for 3TG in their respective supply chains from smelters or refiners which do not appear on the RMI’s Active Smelters & Refiners List as of May 1, 2023.

Table 1

Mineral	Smelter Name	Country
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	South Korea
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	DSC (Do Sung Corporation)	SOUTH KOREA
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	LT Metal Ltd.	SOUTH KOREA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	Materion	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	PAMP S.A.	SWITZERLAND
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Torecom	SOUTH KOREA
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	SAFINA A.S.	CZECHIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	T.C.A S.p.A	ITALY
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Korea Zinc Co., Ltd.	SOUTH KOREA
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	SAAMP	FRANCE
Gold	L'Orfebre S.A.	ANDORRA
Gold	Italpreziosi	ITALY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Bangalore Refinery	INDIA
Gold	SungEel HiMetal Co., Ltd.	SOUTH KOREA
Gold	Planta Recuperadora de Metales SpA	CHILE

Gold	NH Recytech Company	SOUTH KOREA
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	MKS PAMP SA	SWITZERLAND
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Gold by Gold Colombia	COLOMBIA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	LSM Brasil S.A.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Rui Da Hung	TAIWAN
Tin	Thaisarco	THAILAND
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA

Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Operaciones Metalurgicas S.A.	BOLIVIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	PT Bangka Serumpun	INDONESIA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	CRM Synergies	SPAIN
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	DS Myanmar	MYANMAR
Tin	PT Timah Tbk Mentok	INDONESIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Masan High-Tech Materials	VIETNAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	KGETS Co., Ltd.	SOUTH KOREA
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CHINA
Tungsten	Fujian Xinlu Tungsten	CHINA

Table 2

Mineral	Country
Gold	AUSTRALIA
Gold, Tin	BELGIUM
Gold, Tantalum, Tin, Tungsten	BRAZIL
Gold, Tantalum, Tin, Tungsten	CHINA
Gold	COLOMBIA
Tantalum	ESTONIA
Gold	FRANCE
Gold, Tantalum	GERMANY
Gold	GHANA
Gold, Tin	INDIA
Tin	INDONESIA
Gold	ITALY
Tantalum	JAPAN
Gold, Tantalum	KAZAKSTAN
Gold	KYRGYZSTAN
Gold	LITHUANIA
Tantalum	MACEDONA
Gold, Tin	MALAYSIA
Gold	MAURITANIA
Gold, Tantalum	MEXICO
Tin	MYANMAR
Gold	NEW ZEALAND
Gold	NORWAY
Tin	PERU
Gold	PORTUGAL
Gold, Tantalum, Tin, Tungsten	RUSSIAN FEDERATION
Gold	SAUDI ARABIA
Gold	SOUTH AFRICA
Gold, Tungsten	SOUTH KOREA
Gold	SUDAN
Gold	SWITZERLAND
Gold	TAIWAN
Gold, Tantalum	THAILAND
Gold	TURKEY
Gold	UGANDA
Gold	UNITED ARAB EMIRATES
Gold, Tantalum, Tin	UNITED STATES OF AMERICA
Tin, Tungsten	VIETNAM
Gold	ZIMBABWE